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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF AMAX GOLD INC.
                  (All 100% owned unless otherwise indicated)

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    Name of Subsidiary                            Jurisdiction of Incorporation
    ------------------                            ------------------------------
AGI Chile Credit Corp., Inc.                              Delaware
Amax Gold (B.C.) Ltd.                                     British Columbia
Amax Gold de Chile Ltda.                                  Chile
Amax Gold Exploration, Inc.                               Delaware
Amax Gold Exploration Canada Ltd.                         Canada
Amax Gold Refugio, Inc.                                   Delaware
Amax Precious Metals, Inc.                                Delaware
Compania Minera Amax Guanaco*                             Chile
Compania Minera Maricunga**                               Chile
Fairbanks Gold Ltd.                                       British Columbia
Fairbanks Gold Mining, Inc.                               Delaware
Guanaco Mining Company, Inc.                              Delaware
Haile Mining Company, Inc.                                Delaware
Lancaster Mining Company, Inc.                            Delaware
Lassen Gold Mining, Inc.                                  Delaware
Luning Gold Inc.                                          Nevada
Melba Creek Mining, Inc.                                  Alaska
Nevada Gold Mining, Inc.                                  Delaware
Wind Mountain Mining, Inc.                                Delaware
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*  90% ownership.
** 50% ownership.